Exhibit 5

                      October 16, 2003

Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421

Dear Ladies and Gentlemen:

        We have acted as counsel for Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of Common Stock, par value $.001 per share (the "Shares"), having an aggregate offering price of $14,999,805, pursuant to a Registration Statement on Form S-3 (as amended, the "Registration Statement"), to be filed with the Securities Exchange Commission on October 16, 2003 pursuant to Rule 462(b) of the Act.

        As such counsel, we have examined and relied upon the Registration Statement, including the Company's Registration Statement on Form S-3, as amended (File No. 333-103660), which is incorporated by reference into the Registration Statement, and the related prospectus, as amended and supplemented, and we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

        We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

        This opinion is limited solely to the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when delivered and paid for, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/ Bingham McCutchen LLP

                      BINGHAM MCCUTCHEN LLP